Exhibit 99.1

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports

Third Quarter and Nine Month 2010 Results

October 28, 2010 - Southern Copper Corporation (NYSE and BVL: SCCO)

•                  The Company’s copper mined production in the third quarter 2010 (“3Q10”) increased by 4.1% to 125,193 tons compared to 120,240 tons in 3Q09. This increase was mainly the result of 4,985 tons of SXEW copper production at our Cananea mine. Full production capacity at this unit is expected to be reached by February 2011.

Copper mined production in the 3Q10 also increased by 10.3% compared to the 2Q10 because of higher production in all of our mines due to higher ore grades, recoveries and Cananea’s SXEW production. In the nine months of 2010 (“9M10”), molybdenum production increased by 12% to 15,273 tons from 13,636 tons in the 9M09.

•                  The 3Q10 sales were $1,257.9 million, 9.2% higher than the $1,151.8 million in the 3Q09.  9M10 sales were $3,650.5 million, 40.5% higher than the $2,598.3 million in the 9M09.  These increases were mainly the result of higher metal prices as well as higher molybdenum sales volumes.

•                  Operating cash cost per pound of copper, net of by-products credit, was 14.5 cents per pound in the 9M10, compared with 36.9 cents per pound in 9M09. This improvement was the result of continuing operational efficiencies and higher by-product credits, principally from higher prices for molybdenum, zinc and silver as well as higher molybdenum volume.

•                  EBITDA in 9M10 was $1,979.9 million, compared to $1,197.9 million in the 9M09, an increase of 65.3%.  EBITDA in 3Q10 was $676.0 million, compared to $591.8 million in the 3Q09, an increase of 14.2%.

•                  Net income for the 9M10 was $1,061.8 million, 87.6% higher than the $566.1 million in the 9M09. Net income for the 3Q10 was $365.2 million, 16.9% higher than the $312.5 million in the 3Q09.

•                  On October 27, 2010, the Board of Directors authorized a dividend of 43 cents per share payable on November 30, 2010 to shareholders of record at the close of business on November 16, 2010.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

•                  In September 2010, we reached a new three year collective bargaining agreement with the three major unions at our Peruvian operations.  In return for salary increases and a signing bonus, the agreement provides for productivity savings and includes no-strike clauses.

•                  Capital and exploration expenditures in 3Q10 were $121.8 million.  The 3Q10 amount includes $26.3 million for the Tia Maria project and $14.6 million for the Toquepala concentrator expansion, $16.1 million for the Cuajone concentrator expansion and $46.3 million for our Mexican operations.  Capital and exploration expenditures in the 9M10 were $308.6 million.

•                  Southern Copper was awarded the prize “Best Overall Performance” in the latest “Good Corporate Governance Contest”, organized yearly by two reputable institutions in Lima (Peru). The contest awards companies whose boards and committees have adopted good corporate governance practices, embracing actions of transparency to generate trust and confidence in business practices. Southern Copper also won the awards for “Transparency of Information” and for “Best Performance with Stakeholders.”

Commenting on recent Company events, German Larrea, Chairman of the Board said, “I am pleased to inform that we are progressing with the reconstruction and ramp-up of production at Cananea and we expect to reach full production capacity by February 2011.  As we have mentioned, including the expansion projects of Cananea, we have investment projects underway for a total of $5.6 billion for mining and metallurgical expansions in the coming 5 years, out of which $3.8 billion will be invested in Mexico and $1.8 billion in Peru. When completed, these projects will increase our production capacity by 600,000 tons of copper and 5,600 tons of molybdenum while maintaining SCC’s low cost leadership.

“Regarding market trends, we maintain our view that we are moving toward a deficit copper market in 2011.  At the end of the 3Q10, the combined inventories of the LME, COMEX and Shanghai warehouses have decreased by 35% from their February peak.  We believe that Southern Copper, with its aggressive growth programs, is well positioned to benefit from these markets.”

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

SUMMARY FINANCIAL TABLE

	Third Quarter				Year to Date
			Variance				Variance
	2010	2009	$	%	2010	2009	$	%
	(in millions except per share amount and %s)

Sales	$1,257.9	$1,151.8	$106.1	9.2%	$3,650.5	$2,598.3	$1,052.2	40.5%
Cost of sales	542.5	529.9	12.6	2.4%	1,564.0	1,324.8	239.2	18.0%
Operating income	602.9	508.7	94.2	18.5%	1,752.1	956.1	796.0	83.3%

EBITDA (1)	676.0	591.8	84.2	14.2%	1,979.9	1,197.9	782.0	65.3%
EBITDA margin	53.7%	51.4%	2.3%	4.6%	54.2%	46.1%	8.1%	17.6%

Net Income	365.2	312.5	52.7	16.9%	1,061.8	566.1	495.7	87.5%
Net income margin	29.0%	27.1%	1.9%	7.0%	29.1%	21.8%	7.3%	33.5%
Income per share	$0.43	$0.37	$0.06	16.9%	$1.25	$0.67	$0.58	87.6%
Capital expenditures	$112.9	$110.6	$2.3	2.1%	$281.2	$316.7	$(35.6)	(11.2)%
Exploration	$8.9	$7.1	$1.8	25.4%	$27.4	$17.5	$9.9	57.1%

Production

The reconstruction and ramp-up of Cananea is underway, we expect to reach full production capacity by February 2011.  We have hired 4,200 contractors and workers for (i) major reconstruction and ramp-up of the mining and metallurgical operations, (ii) construction of the new leaching plant (SXEW III) and its Quebalix facility and, (iii) development of social, educational and recreational infrastructure for the benefit of the communities.

In addition to the Copper production increases mentioned in the highlights, Zinc refined increased 0.7% in 3Q10 compared to 3Q09. Zinc mine production in the 3Q10 decreased by 11.9% to 24,500 tons compared to 27,822 tons in 3Q09 mainly the result of lower production at the Santa Eulalia mine due to unusually heavy rains which caused flooding in the area, and hindered production.

Silver refined production increased 5.5% in 3Q10 compared to 3Q09 principally due to higher silver content in third-party material processed at our Ilo facilities.

(1)  http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Copper Hedging

The Company has recently entered into copper hedge contracts to reduce price volatility and protect sales value.  Swaps contracts are currently hedging approximately 58% of 4Q10 copper production and 11% of 2011 copper production at prices averaging $3.67 per pound for the 4Q10 and $3.73 per pound for the year 2011. In addition, the Company has hedged approximately 16% of 2011 copper production through zero-cost collars with an average floor price of $3.00 per pound and an average cap price of $4.54 per pound.

Labor Matters:

On September 30, 2010, the Company reached a new three year collective bargaining agreement with the three major unions at our Peruvian operations. This agreement includes, among other things, a 5% annual salary increase in local currency and a signing bonus of approximately $6,700 for each of the workers. In addition, the agreement provides for productivity savings and includes no-strike clauses.

After the Mexican authorities reestablished the rule of law by securing access roads to our La Caridad metallurgical facilities, activities at these operations are becoming normal with full assistance of our work force. The disruption in our metallurgical operations had no material impact on our results as we sold copper concentrates at outstanding market conditions.

Capital Expenditures and Exploration

The new SXEW plant (“SXEW III”) and the crushing, conveying and spreading system (“Quebalix III”) projects, both at Cananea, have been restarted. The basic engineering for the SXEW III, developed in 2006, is being reviewed by ICA-Fluor and is expected to be completed by December 2010.  We expect to start the detailed engineering early in 2011 and, when completed, we will begin the acquisition of major equipment and construction of the plant. Total budget for this project is $180 million, of which we have spent $1.9 million as of September 30, 2010. Regarding the Quebalix III, we have almost completed the acquisition of the project equipment and will begin construction of the crusher building. We expect a total investment of $56 million, of which we have spent $34.9 million as of September 30, 2010.

Through September 30, 2010, we have spent a total of $114.6 million on the Toquepala concentrator expansion. The use of high pressure grinding rolls (HPGR) and wet screening at the tertiary crushing stage was defined.  Engineering for the project is under review and the EIA is expected to be presented by the end of the year 2010.

The Cuajone expansion project is also ongoing. As of September 30, 2010 we have spent a total of $39.4 million.  The purchase of mine and auxiliary equipment to support the work to optimize the Cuajone mining plan is in progress. As part of the Cuajone expansion plans, the project contemplates a variable grade cut-off methodology, which will increase the

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come copper and molybdenum production by a total of 147,000 tons and 3,000 tons, in the next 10 years.

Regarding the Tia Maria project, additional information for the project including the use of sea water was submitted to the government. We expect the government’s decision in the fourth quarter 2010 on the new actions required to obtain approval of the EIA.  Construction works are scheduled to begin in the 1Q11 and copper production by mid 2012.

The construction of the Tantahuatay gold project, in which the Company has an 44.25% participation with Compania de Minas Buenaventura, has advanced and is expected to start dore gold production by June 2011. The project is expected to have an average annual production of 90,000 ounces of gold and about 426,000 ounces of silver, for 5 years. It will require a total investment of $110 million.

Business Combination

On July 22, 2010, the Company received a non-binding proposal from its parent company, Americas Mining Corporation (“AMC”), offering to effect an all-stock business combination of Southern Copper and AMC, the parent company of Asarco, in which all stockholders of Southern Copper would receive 1.237 common shares of AMC in exchange for each share of SCC.  Under the proposal presented by AMC, the stock of AMC would be registered and listed on the New York, Mexico and the Lima stock exchanges.

On August 10, 2010, the Company formed a special committee of independent directors to evaluate AMC’s proposal.  The special committee has engaged independent legal and financial advisors to assist in this transaction and help in the evaluation of this proposal.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Conference call

The Company’s third quarter earnings conference call will be held on Friday October 29, 2010 beginning at 11:00 A.M. — EST (10:00 A.M. Lima and Mexico City time).

To participate:

Dial-in number:	866-371-3858 in the U.S
631-813-4732 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer
Raul Jacob, Manager of Financial Planning and Investor Relations
Conference ID:	16978236 and “Southern Copper Third Quarter 2010 Results”

SCC’s New Website:

We invite you to visit our modernized website at:

http://www.southerncoppercorp.com

or

http://www.southerncoppercorporation.com

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2010	3.28	3.28	15.78	1.04	16.91	1,108.90
2Q 2010	3.19	3.19	16.10	0.92	18.35	1,195.68
3Q 2010	3.29	3.30	14.86	0.91	18.98	1,226.58
9Mos average 2010	3.25	3.26	15.58	0.96	18.08	1,177.06

1Q 2009	1.56	1.57	8.75	0.53	12.63	908.71
2Q 2009	2.12	2.15	9.10	0.67	13.75	921.51
3Q 2009	2.66	2.67	14.50	0.80	14.76	960.06
4Q 2009	3.02	3.03	11.29	1.00	17.56	1,101.64
9Mos average 2009	2.11	2.13	10.78	0.67	13.71	930.09
Average 2009	2.34	2.35	10.91	0.75	14.67	972.98

Variance: 3Q10 vs. 3Q09	23.7%	23.6%	2.5%	13.8%	28.6%	27.8%
Variance 3Q10 vs. 2Q10	3.1%	3.4%	(7.7)%	(1.1)%	3.4%	2.6%
Variance 9M10 vs. 9M09	54.0%	53.1%	44.5%	43.3%	31.9%	26.6%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended			Nine Months Ended
	September 30			September 30,
	2010	2009	%	2010	2009	%
Copper (tons)
Mined	125,193	120,240	4.1%	347,974	359,289	(3.1)%
Smelted	75,909	111,635	(32.0)%	319,200	372,455	(14.3)%
Refined	89,500	108,118	(17.2)%	312,317	333,940	(6.5)%
Rod	13,649	14,381	(5.1)%	50,113	44,062	13.7%
Sales	130,882	137,620	(4.9)%	363,623	380,777	(4.5)%

Molybdenum (tons)
Mined	5,009	5,191	(3.5)%	15,273	13,636	12.0%
Sales	5,007	5,134	(2.5)%	15,326	13,566	13.0%

Zinc (tons)
Mined	24,500	27,822	(11.9)%	76,750	82,504	(7.0)%
Refined	20,302	20,164	0.7%	70,679	72,490	(2.5)%
Sales	20,395	26,111	(21.9)%	70,302	77,967	(9.8)%

Silver (000s ounces)
Mined	3,144	3,331	(5.6)%	9,431	9,839	(4.1)%
Refined	3,479	3,298	5.5%	10,456	9,287	12.6%
Sales	4,500	4,949	(9.1)%	11,809	13,221	(10.7)%

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	VAR %	2010	2009	VAR %
	(in thousands, except per share amount)

Net sales:	$1,257,864	$1,151,769	9.2%	$3,650,509	$2,598,276	40.5%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	542,503	529,893	2.4%	1,563,999	1,324,824	18.1%
Selling, general and administrative	21,262	23,804	(10.7)%	64,944	60,697	7.0%
Depreciation, amortization and depletion	82,330	82,266	0.1%	242,073	239,202	1.2%
Exploration	8,871	7,075	25.4%	27,401	17,498	56.6%
Total operating costs and expenses	654,966	643,038	1.9%	1,898,417	1,642,221	15.6%

Operating income	602,898	508,731	18.5%	1,752,092	956,055	83.3%

Interest expense, net of capitalized interest	(49,816)	(28,413)	75.3%	(118,654)	(72,246)	64.2%
Gain (loss) on derivative Instruments	—	(37)	(100.0)%	—	4,144	(100.0)%
Other income (expense)	(9,180)	760	(1,307.9)%	(14,236)	2,628	(641.7)%
Interest income	2,015	845	138.5%	5,395	6,018	(10.4)%

Income before income tax	545,917	481,886	13.3%	1,624,597	896,599	81.2%

Income taxes	178,717	167,661	6.6%	556,859	327,099	70.2%

Income net of income tax	367,200	314,225	16.9%	1,067,738	569,500	87.5%

Less: Net income attributable to non-controlling interest	2,029	1,774	14.4%	5,936	3,389	75.2%

Net Income attributable to SCC	$365,171	$312,451	16.9%	$1,061,802	$566,111	87.6%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.43	$0.37	16.9%	$1.25	$0.67	87.8%
Dividends paid	$0.37	$0.10	270.0%	$1.25	$0.26	377.1%

Weighted average shares outstanding (Basic and diluted)	850,000	850,009		850,000	850,929

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$2,236,698	$772,306	$413,280
Short-term investments	59,379	22,948	25,956
Accounts receivable	438,316	439,950	466,688
Inventories	430,397	456,122	417,657
Prepaid, deferred taxes and other assets	98,277	86,803	79,441
Total current assets	3,263,067	1,778,129	1,403,022

Property, net	4,042,592	3,969,558	3,942,922
Leachable material, net	76,105	107,262	119,520
Intangible assets, net	115,273	113,840	114,335
Deferred income tax	48,124	52,670	45,060
Other assets	66,261	41,113	51,661
Total assets	$7,611,422	$6,062,572	$5,676,520

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,000	$10,000	$10,000
Accounts payable	219,955	283,344	231,407
Income taxes	176,019	91,359	17,904
Due to affiliates	4,145	359	5,079
Accrued workers’ participation	174,708	150,692	93,427
Interest	63,334	39,795	18,983
Other accrued liabilities	29,070	26,876	35,307
Total current liabilities	677,231	602,425	412,107

Long-term debt	2,755,263	1,270,252	1,275,182
Deferred income taxes	100,163	143,508	120,766
Other liabilities	122,892	103,808	162,332
Asset retirement obligation	60,144	48,925	34,489
Total non-current liabilities	3,038,462	1,566,493	1,592,769

EQUITY
Stockholders’ equity
Common stock	420,355	418,759	419,457
Accumulated comprehensive income	3,456,172	3,456,869	3,235,359
Total stockholders’ equity	3,876,527	3,875,628	3,654,816
Non controlling interest	19,202	18,026	16,828
Total Equity	3,895,729	3,893,654	3,671,644

Total liabilities and equity	$7,611,422	$6,062,572	$5,676,520

As of September 30, 2010 and December 31, 2009 there were 850.0 million shares outstanding, respectively.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	3 months ended September 30,		9 months ended September 30,
	2010	2009	2010	2009
	(in thousands)
OPERATING ACTIVITIES
Net earnings	$367,200	$314,225	$1,067,738	$569,500
Depreciation, amortization and depletion	82,330	82,266	242,073	239,202
Cash provided from (used for) operating assets and liabilities	110,653	10,392	92,726	(501,451)
Other, net	(26,318)	(26,260)	(33,678)	(10,522)
Net cash provided from operating activities	533,865	380,623	1,368,859	296,729

INVESTING ACTIVITIES
Capital expenditures	(112,885)	(110,559)	(281,173)	(316,740)
Purchase (sale) of short-term investment, net	(8,944)	8,815	(35,688)	39,620
Other, net	1,235	858	6,582	2,798
Net cash used for investing activities	(120,594)	(100,886)	(310,279)	(274,322)

FINANCING ACTIVITIES
Debt incurred (repaid) net	—	—	1,484,674	(5,000)
Dividends paid	(314,500)	(86,322)	(1,062,498)	(224,128)
SCC Common shares buyback	—	(337)	—	(71,903)
Capitalized debt issuance cost	(676)	—	(8,831)
Distributions to non-controlling interest	(1,689)	(381)	(4,660)	(570)
Other	116	351	103	990
Net cash provided from (used for) financing activities	(316,749)	(86,689)	408,788	(300,611)

Effect of exchange rate changes on cash	(4,447)	(15,308)	(2,976)	(25,256)

Increase (decrease) in cash and cash equivalents	$92,075	$177,740	$1,464,392	$(303,460)

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserves of the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 80% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come